EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Digital Power Corporation (the “Company”) on Form 10-Q/A (Amendment No. 1) for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  September 6, 2013

/s/ Amos Kohn
Amos Kohn President & Chief Executive Officer
(Principal Executive Officer)

/s/ William Hultzman
William Hultzman VP of Finance
(Principal Financial Officer)